UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2012

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11512	04-2857552
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

25 Drydock Avenue, Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.             Bankruptcy or Receivership.

On October 17, 2012, Satcon Technology Corporation (the “Company”) and its subsidiaries, Satcon Power Systems, Inc., Satcon Electronics, Inc., Satcon Power Systems (California), LLC, Satcon Power Systems Canada, Ltd., Satcon International, s.r.o. and Satcon Trading (Shenzhen) Co., Ltd. (with the Company, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (“Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Debtors are seeking consolidation of their chapter 11 cases for procedural purposes only and have requested that the cases be jointly administered under the caption “In re: Satcon Technology Corporation, et al.”  The Debtors cases have been assigned the following individual case numbers, Case No. 12-12869 (the Company), Case No. 12-12870 (Satcon Power Systems, Inc.), Case No. 12-12871 (Satcon Electronics, Inc.), Case No. 12-12872 (Satcon Power Systems (California), LLC), Case No. 12-12873 (Satcon Power Systems Canada, Ltd.), Case No. 12-12874 (Satcon International, s.r.o) and Case No. 12-12875 (Satcon Trading (Shenzhen) Co., Ltd.).  The Company and its subsidiaries will continue to operate their businesses in the ordinary course as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

A copy of the press release, dated October 17, 2012, announcing the Chapter 11 filings is attached hereto as Exhibit 99.1.

Item 2.04.                                        Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 cases described above in Item 1.03 constituted an event of default under the terms of each of the Company’s Amended and Restated Credit Agreement with Silicon Valley Bank, the Company’s Venture Loan and Security Agreement with Compass Horizon Funding Company LLC, and the Company’s outstanding unsecured, subordinated convertible promissory note originally issued on June 29, 2011.  The Company believes that the ability of the creditors to seek remedies to enforce their rights under their respective agreements with the Company is automatically stayed as a result of the bankruptcy filings, and the creditors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code.

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 17, 2012, the Company received a notice from The Nasdaq Stock Market notifying it that the Staff of The Nasdaq Stock Market had determined to delist the Company’s common stock based on the following factors: (i) the Chapter 11 filings and associated public interest concerns raised by it, (ii) concerns regarding the residual equity interest of the existing listed securities holders, and (iii) concerns about the Company’s ability to sustain compliance with all requirements for continued listing on The Nasdaq Stock Market, specifically that the Company has not maintained a minimum market value of listed securities of $35 million for 30 consecutive trading days.  Unless the Company appeals the determination, trading in the Company’s common stock will be suspended at the opening of business on October 26, 2012, and a Form 25-NSE will be filed with the Securities and Exchange Commission which will remove the Company’s common stock from listing and registration on The NASDAQ Stock Market.  The Company does not intend to appeal the delisting determination.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press release dated October 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: October 18, 2012	By:	/s/ Aaron M. Gomolak
Aaron M. Gomolak
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 17, 2012.